UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NN, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2021

On April 16, 2021, NN, Inc. (“we”, “us”, “our” or the “Company”) filed a definitive proxy statement (the “Proxy Statement”) relating to its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) with the Securities and Exchange Commission (the “SEC”). The Annual Meeting will be held, at the Hilton Garden Inn Charlotte Waverly, 7415 Waverly Walk Avenue, Charlotte, North Carolina 28277, on Thursday, May 27th at 11:00 a.m., Eastern Time.

Subsequent to the Company’s filing of the Proxy Statement with the SEC, the Company entered into that certain Cooperation Agreement, dated as of May 13, 2021 (the “Agreement”), by and among the Company and Corre Partners Management, LLC and certain related investors. Pursuant to the terms of the Agreement, the Board of Directors of the Company (the “Board”) increased the size of the Board from nine to ten members and appointed Dr. Rajeev Gautam to fill the resulting vacancy. For more information on the terms of the Agreement, please refer to the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2021.

The Company is furnishing this supplement (this “Supplement”) in order to provide our stockholders with information regarding a new proposal to reelect our newly appointed director, Dr. Rajeev Gautam, that would have been included in the Proxy Statement had the director been appointed prior to the filing of the Proxy Statement. In order to facilitate the proper tallying of votes cast by our stockholders prior to the nomination of Dr. Gautam for election as a director, the election of Dr. Gautam as a director is being considered as a separate proposal, Proposal IV.

This Supplement is being furnished to our stockholders of record as of the close of business on March 31, 2021, the record date for the Annual Meeting, in connection with the solicitation of proxies to be voted at the Annual Meeting, and at any adjournment thereof, pursuant to the accompanying Amended Notice of Annual Meeting of Stockholders attached hereto as Appendix A.

This Supplement does not provide all of the information that is important to your decisions with respect to voting on all of the proposals that are being presented to stockholders for their vote at the Annual Meeting. Additional information is contained in the Proxy Statement, which was previously mailed to you. To the extent that the information in this Supplement differs from, updates or conflicts with the information contained in the Proxy Statement, the information in this Supplement amends and supersedes the information in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged. Accordingly, we urge you to read this Supplement carefully and in its entirety together with the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 27, 2021.

This Supplement, the Proxy Statement, the amended proxy card and our 2020 Annual Report on Form 10-K are available on the internet at www.proxyvote.com. In addition, a copy of the 2020 Annual Report on Form 10-K will be provided without charge upon the written or oral request directed to our Secretary at 6210 Ardrey Kell Road, Charlotte, North Carolina 28277 or (980) 264-4300, and may be found on the Company’s website at www.nninc.com.

PROPOSAL IV:

ELECTION OF AN ADDITIONAL DIRECTOR

In addition to Proposal No. 1 of the Proxy Statement, in which our Board recommended that stockholders vote for the election to our Board of each of the nominees named in the Proxy Statement, our Board is pleased to inform you that a new candidate, Dr. Rajeev Gautam, age 68, has been nominated for election as a director. Dr. Gautam was appointed to our Board effective as of May 13, 2021, for a term expiring at the Annual Meeting.

As previously disclosed by the Company, in connection with entering into the Agreement, the Board increased the size of the Board from nine to ten members and appointed Dr. Gautam to fill the resulting vacancy effective as of May 13, 2021 for a term expiring at the Annual Meeting.

If elected at the Annual Meeting, Dr. Gautam is expected to serve until the 2022 Annual Meeting of Stockholders or until his earlier death, resignation or removal. We anticipate that Dr. Gautam will be available for election, but if a situation arises in which he is unavailable, the proxy will be voted in accordance with the best judgment of the named proxies unless directed otherwise. The Board has determined that Dr. Gautam “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

In addition to Dr. Gautam, the eight other director nominees indicated in the Proxy Statement continue to stand for election at the Annual Meeting, as indicated in Proposal I – Election of Directors, which is described in the Proxy Statement.

What is the background and qualification of Dr. Rajeev Gautam?

Dr. Rajeev Gautam was appointed to the Board in May 2021. Dr. Gautam is the President and Chief Executive Officer, Performance Materials and Technologies of Honeywell International, Inc. (Nasdaq: HON), a global provider in developing and manufacturing high-quality performance chemicals and materials, process technologies and automation solutions. From 2009 to 2016, Dr. Gautam served as President of Honeywell UOP. He previously served as Vice President of Research and Development, Honeywell UOP, and Vice President and Chief Technology Officer, Performance Materials and Technologies. Dr. Gautam began his career with Union Carbide in 1978, which became part of a joint venture with Honeywell UOP in 1988.

Dr. Gautam brings substantive experience as a senior executive to manufacturing companies, and his current service as a senior executive for a publicly traded company, enables him to bring valuable insight, knowledge and experience to the Board.

What does the Board recommend?

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

VOTING

Directors are elected by a majority of the votes cast in person or by proxy. This means that the number of votes cast “FOR” the nominee must exceed the votes cast to “WITHHOLD AUTHORITY” for the nominee. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. If a nominee fails to receive more “FOR” votes than votes cast to “WITHHOLD AUTHORITY,” and is an incumbent director, the nominee is required to tender his or her resignation to the Board for consideration.

The amended proxy card enclosed with this Supplement differs from the proxy card previously furnished to you with the Proxy Statement, in that the enclosed amended proxy card includes the addition of Proposal IV, to elect Dr. Rajeev Gautam as an additional director of the Company to serve until the 2022 Annual Meeting of Stockholders. You should resubmit your vote on all proposals by submitting the amended proxy card enclosed with this Supplement. If you sign and return the amended proxy card, it will revoke and replace any previous proxy you have submitted. If you have already voted and do not submit a new proxy card or new voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting with respect to all other proposals but will not include any vote on Proposal IV.

OTHER BUSINESS

As of the date of this Supplement, our Board does not know of any matters other than those described in the Proxy Statement and this Supplement that will be presented for action at the 2021 Annual Meeting of Stockholders. If other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

Appendix A

NN, INC.

6210 Ardrey Kell Road

Charlotte, North Carolina 28277

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of NN, Inc., a Delaware corporation, will be held on Thursday, May 27, 2021, at 11:00 a.m., Eastern Time, at the Hilton Garden Inn Charlotte Waverly, 7415 Waverly Walk Avenue, Charlotte, North Carolina 28277, for the following purposes:

(1)	To elect the eight directors each named herein to serve for a term of one year;

(2)	To cast an advisory (non-binding) vote to approve the compensation of our named executive officers;

(3)	To cast an advisory (non-binding) vote to ratify the selection of Grant Thornton LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2021;

(4)	To elect Dr. Rajeev Gautam as an additional director to serve for a term of one year; and

(5)	To vote on any other business as properly may come before the Annual Meeting.

Our Board of Directors recommends a vote “FOR ALL” director nominees in Item 1 and “FOR” Items 2, 3 and 4, and for any business that may properly come before the Annual Meeting, subject to the discretion of the appointed proxies.

The Proxy Statement first made available to stockholders on or about April 16, 2021 (the “Proxy Statement”) provides information about the matters you will be asked to consider and vote on at the Annual Meeting, except that certain information with respect to the fourth proposal listed above is set forth in the accompanying Supplement to the Proxy Statement (the “Supplement”).

The record date for the Annual Meeting is March 31, 2021. If you hold shares of our common stock at the close of business on March 31, 2021, you are entitled to vote at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, BY INTERNET, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

By Order of the Board of Directors,
/s/ Matthew S. Heiter
Matthew S. Heiter
Secretary
Charlotte, North Carolina
May 14, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 27, 2021

Our Proxy Statement for the Annual Meeting and this Supplement are available at www.proxyvote.com.